Exhibit 99.1

Cole Real Estate Investments 2325 E. Camelback Road, Suite 1100 Phoenix, Arizona 85016

FOR IMMEDIATE RELEASE

Cole Credit Property Trust III, Inc. Comments on Withdrawal of Unsolicited Proposal from
American Realty Capital Properties, Inc.

World Class Real Estate Company with Unique Business Strategy to Deliver Substantial Financial Benefits to Stockholders

Anticipated NYSE Listing in June 2013 Provides Clear Path to Liquidity

PHOENIX, AZ - April 11, 2013 - Cole Credit Property Trust III, Inc. (“CCPT III”) today issued the following statement regarding the announcement by American Realty Capital Properties, Inc. (NASDAQ: ARCP) that it has withdrawn its unsolicited proposal to acquire CCPT III:

Recent public activities have highlighted, if nothing else, the industry leading nature and robust value of our portfolio and business model. We thank all of our broker dealers, financial advisors and stockholders for their support. We remain confident that we are extremely well-positioned to drive long-term stockholder value and look forward to our anticipated listing on the New York Stock Exchange in June 2013, which will provide stockholders with a clear path to liquidity.

CCPT III's recently completed acquisition of Cole Holdings Corporation enhances our world class real estate company and provides investors the benefits of owning high-quality, income-producing real estate leased long-term to credit-worthy corporations. CCPT III's portfolio is highly ranked among its peers and compares highly favorably to industry leaders, including:

•	$7.4 billion of gross book assets;

•	99% occupancy rate;

•	42% of rent from investment grade tenants; and

•	12.7 years weighted average lease term.

CCPT III's continuity of high quality leadership and robust sales and marketing platform is expected to yield substantial financial benefits to CCPT III and its stockholders through, among other things, accretive cost savings and EBITDA growth potential, and it has allowed us to raise the current annualized dividend from $0.65 to $0.70 per share. Importantly, CCPT III is delivering such value even before realizing the benefits of its unique business strategy, which includes diversified revenue streams that other funds under the Cole brand contribute, and combines net lease/real estate ownership with an established investment management business to deliver enhanced growth potential to our stockholders.

Goldman, Sachs & Co. and Lazard serve as financial advisors, and Wachtell, Lipton, Rosen & Katz and Venable LLP serve as legal advisors to the Special Committee of the Board of Directors of CCPT III. Morris, Manning & Martin, LLP serves as legal advisor to CCPT III.

Cole Real Estate Investments 2325 E. Camelback Road, Suite 1100 Phoenix, Arizona 85016

About Cole Credit Property Trust III, Inc.
Cole Credit Property Trust III, Inc. is a real estate investment trust that owns and operates a diversified portfolio of core commercial real estate investments primarily consisting of approximately 1,000 necessity retail, office and industrial properties located throughout the United States. CCPT III's portfolio comprises more than 40 million square feet of rentable space located in 47 states, including properties owned through consolidated joint venture arrangements. As of December 31, 2012, the rentable space at these properties was 99% leased.

Additional Information and Where to Find It
This release may be deemed to be solicitation material in respect of the charter amendments to be presented to CCPT III's stockholders for consideration at the 2013 annual stockholders' meeting of CCPT III, as described in the definitive proxy statement CCPT III has filed with the SEC and will mail to stockholders on or about April 12, 2013. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders are able to receive the definitive proxy statement and other relevant documents free of charge at the SEC's web site at www.sec.gov or by directing a written request to CCPT III at 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attention: Investor Relations.

Forward-Looking Statements
Certain statements contained in this release may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such statements include, in particular, statements about CCPT III's plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of CCPT III's performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. CCPT III makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this release, and does not intend, and undertakes no obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Participants in Solicitation
CCPT III and its directors and executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the charter amendments to be considered at the 2013 annual stockholders' meeting of CCPT III. Information regarding the interests of CCPT III's directors and executive officers in the proxy solicitation is included in CCPT III's definitive proxy statement.

Cole Real Estate Investments 2325 E. Camelback Road, Suite 1100 Phoenix, Arizona 85016

Contacts for Cole Credit Property Trust III, Inc.
Joele Frank / Meaghan Repko / Nick Lamplough
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Paul Caminiti / Brooke Gordon
Sard Verbinnen & Co
(212) 687-8080

Tom Nolan
Great Ink Communications
(212) 741-2977
tom@greatink.com

John Bacon
Cole Holdings Corporation
VP, Marketing
(602) 778-6057
jbacon@colecapital.com